Exhibit 10.1

FTC SOLAR, INC.
2017 Stock Incentive Plan

Adopted by the Board on January 9, 2017

Approved by the Stockholders on January 9, 2017

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SECTION 5.	STOCK SUBJECT TO PLAN	5
5.1	Share Limit	5
5.2	Additional Shares	5
5.3	Incentive Stock Option Limit	5

SECTION 6.	RESTRICTED STOCK	6
6.1	Restricted Stock Award	6
6.2	Duration of Offers and Nontransferability of Rights	6
6.3	Consideration	6
6.4	Vesting Restrictions	6

SECTION 7.	STOCK OPTIONS	6
7.1	Stock Option Award	6
7.2	Number of Shares; Kind of Option	6
7.3	Exercise Price	7
7.4	Term	7
7.5	Exercisability	7
7.6	Transferability of Options	7
7.7	Exercise of Options on Termination of Service	8
7.8	No Rights as a Stockholder	8
7.9	Modification, Extension and Renewal of Options	8

SECTION 8.	STOCK APPRECIATION RIGHTS.	8
8.1	Stock Appreciation Right Award	8
8.2	Number of Shares	9
8.3	Exercise Price	9
8.4	Term	9
8.5	Exercisability	9
8.6	Exercise of SARs	9
8.7	Transferability of SARs	9
8.8	Exercise of SARs on Termination of Service	9
8.9	No Rights as a Stockholder	10
8.10	Modification, Extension and Renewal of SARs	10

SECTION 9.	RESTRICTED STOCK UNITS AND OTHER STOCK AWARDS	10
9.1	Restricted Stock Unit Award	10
9.2	Number of Shares; Payment	10
9.3	Vesting Conditions	10
9.4	Settlement of Restricted Stock Units	11
9.5	Transfer Restrictions	11
9.6	No Rights as a Stockholder	11
9.7	Other Stock Awards	11

SECTION 10.	PAYMENT FOR SHARES	11
10.1	General	11
10.2	Surrender of Stock	11
10.3	Services Rendered	11
10.4	Promissory Notes	11

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10.5	Exercise/Sale	12
10.6	Exercise/Pledge	12
10.7	Net Exercise	12
10.8	Other Forms of Payment	12

SECTION 11.	ADJUSTMENT OF SHARES	12
11.1	General	12
11.2	Dissolution or Liquidation	13
11.3	Mergers, Consolidations and Other Corporate Transactions	13
11.4	Reservation of Rights	13
11.5	Buyout Provisions	14

SECTION 12.	REPURCHASE RIGHTS AND TRANSFER RESTRICTIONS	14
12.1	Company’s Right to Repurchase Shares	14

SECTION 13.	WITHHOLDING AND OTHER TAXES	14
13.1	General	14
13.2	Share Withholding	14
13.3	Cashless Exercise/Pledge	14
13.4	Other Forms of Payment	14
13.5	Employer Fringe Benefit Taxes	14
13.6	Section 409A	15

SECTION 14.	LEGAL AND REGULATORY REQUIREMENTS	15

SECTION 15.	NO RETENTION RIGHTS	15

SECTION 16.	DURATION AND AMENDMENTS	16
16.1	Term of the Plan	16
16.2	Right to Amend or Terminate the Plan	16
16.3	Effect of Amendment or Termination	16

SECTION 17.	EXECUTION	16

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FTC SOLAR, INC.

2017 STOCK INCENTIVE PLAN

SECTION 1.      PURPOSE.

The Plan was adopted by the Board of Directors effective January 9, 2017. The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options), Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units and Other Stock Awards.

The Awards under the Plan are intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code. However, Awards may be made in reliance upon other state securities law exemptions. To the extent that other state exemptions are relied upon, the terms of this Plan which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the applicable Award Agreement. In addition, to the extent that section 25102(o) or the regulations promulgated thereunder are amended to delete any requirements set forth in such law or regulations, the terms of this Plan which are included only to comply with section 25102(o) or the regulations promulgated thereunder as in effect prior to any such amendment shall be disregarded to the extent permitted by applicable law.

SECTION 2.      DEFINITIONS.

2.1	“Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units or Other Stock Awards.

2.2	“Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, as determined by the Board. The Award Agreement is subject to the terms and conditions of the Plan.

2.3	“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.4	“Cause” shall mean (i) in the case where the Employee, Consultant or Outside Director does not have an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Employee’s, Consultant’s or Outside Director’s service to the Company or an affiliate for which either criminal or civil penalties against the Employee, Consultant or Outside Director may be sought, misconduct, insubordination, material violation of the Company’s or its affiliate’s policies, disclosing or misusing any confidential information or material concerning the Company or an affiliate or material breach of any employment agreement, consulting agreement or similar agreement, or (ii) in the case where the Employee, Consultant or Outside Director has an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with a change in control, such definition of “cause” shall not apply until a change in control actually occurs and then only with regard to a termination thereafter. Notwithstanding the foregoing, in the case of an Award which is intended to comply with section 25102(o) of the California Corporations Code, such event must also constitute “cause” under applicable law.

2.5	“Change in Control” shall mean the occurrence of any of the following events:

(a)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(b)	The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(c)	Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of Section 2.5(c), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include (a) a transaction the sole purpose of which is to change the state of the Company’s incorporation, (b) a transaction the sole purpose of which is to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, (c) a transaction the sole purpose of which is to make an initial public offering of the Company’s Stock or (d) any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board.

2.6	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7	“Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

2.8	“Company” shall mean FTC Solar, Inc., a Delaware corporation.

2.9	“Consultant” shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent or Subsidiary.

2.10	“Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

2.11	“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401(c) of the Code and regulations issued thereunder.

2.12	“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

2.13	“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, or the amount from which appreciation is measured upon exercise of a Stock Appreciation Right, as specified in an Award Agreement.

2.14	“Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

2.15	“ISO” shall mean an incentive stock option described in section 422(b) of the Code.

2.16	“NSO” shall mean a stock option that is not an ISO.

2.17	“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.18	“Other Stock Award” shall mean an Award based in whole or in part by reference to Stock which is granted pursuant to the terms and conditions of Section 9.7 of the Plan.

2.19	“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.

2.20	“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.21	“Participant” shall mean the holder of an outstanding Award.

2.22	“Plan” shall mean the FTC Solar, Inc. 2017 Stock Incentive Plan.

2.23	“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan pursuant to a Restricted Stock Award.

2.24	“Restricted Stock Award” shall mean an award or sale of Shares pursuant to the terms and conditions of Section 6 of the Plan.

2.25	“Restricted Stock Unit” shall mean an Award of an unfunded and unsecured right to receive Shares (or cash or a combination of Shares and cash, as determined in the sole discretion of the Board) upon settlement of the Award, which is granted pursuant to the terms and conditions of Section 9 of the Plan.

2.26	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.27	“Service” shall mean service as an Employee, a Consultant or an Outside Director, subject to such further limitations as may be set forth in the applicable Award Agreement. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

2.28	“Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

2.29	“Stock” shall mean the common stock of the Company.

2.30	“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right which is granted pursuant to the terms and conditions of Section 8 of the Plan.

2.31	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.32	“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.32, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3.      ADMINISTRATION.

3.1	General Rule. The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of at least one member of the Board who has been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function. To the extent permitted by applicable law, the Board may also authorize one or more officers of the Company to designate Employees, other than such authorized officer or officers, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officer or officers may so award.

3.2	Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

SECTION 4.      ELIGIBILITY.

Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs, Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units or Other Stock Awards.

SECTION 5.      STOCK SUBJECT TO PLAN.

5.1	Share Limit. Subject to Section 11, the aggregate number of Shares which may be issued under the Plan shall be Seven Hundred Seventy-Five Thousand (775,000) Shares (the “Authorized Share Limit”). The number of Shares which are subject to Options or other rights to acquire Shares pursuant to Awards which are outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

5.2	Additional Shares. Shares subject to Awards that are cancelled, forfeited, settled in cash or expire by their terms, and Shares subject to Awards that are used to pay withholding obligations or the Exercise Price of an Option, will again be available for grant and issuance in connection with other Awards. However, Shares that have actually been issued under the Plan will not be added back to the number of Shares available for issuance under the Plan unless reacquired by the Company pursuant to a forfeiture provision.

5.3	Incentive Stock Option Limit. Subject to the foregoing limits, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not exceed ten times the Authorized Share Limit set forth in Section 5.1 (as amended from time to time and as adjusted pursuant to Section 11), plus, only to the extent allowable under section 422 of the Code, any Shares previously issued under the Plan that are reacquired by the Company pursuant to a forfeiture provision.

SECTION 6.      RESTRICTED STOCK.

6.1	Restricted Stock Award. Subject to the terms of the Plan, the Board may grant Restricted Stock Awards to Participants in such amounts as the Board, in its sole discretion, may determine. Each award or sale of Shares pursuant to a Restricted Stock Award under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, that are not inconsistent with the Plan. The provisions of such Award Agreements need not be identical.

6.2	Duration of Offers and Nontransferability of Rights. Any right to acquire Shares pursuant to a Restricted Stock Award shall automatically expire if not exercised by the Participant within thirty (30) days after the Company communicates the grant of such right to the Participant, unless otherwise determined by the Board. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted, except to the extent otherwise determined by the Board in its sole discretion.

6.3	Consideration. To the extent an Award consists of newly issued Shares, the Award recipient shall furnish consideration having a value not less than the par value of such Shares as determined by the Board. Subject to the foregoing in this Section 6.3, the Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in Section 10.

6.4	Vesting Restrictions. Each award or sale of Shares shall be subject to such vesting and forfeiture conditions as the Board may determine. Such restrictions shall be set forth in the applicable Award Agreement and, unless otherwise provided in the Award Agreement, shall apply to any dividends paid with respect to such Shares. The vesting of a Restricted Stock Award granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.

SECTION 7.      STOCK OPTIONS.

7.1	Stock Option Award. Subject to the terms of the Plan, the Board may grant Options to Participants in such amounts as the Board, in its sole discretion, may determine. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Option Award Agreement, which are not inconsistent with the Plan. The provisions of the various Option Award Agreements entered into under the Plan need not be identical.

7.2	Number of Shares; Kind of Option. Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11. The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

7.3	Exercise Price. Each Award Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 10. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:

(a)	Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(b)	Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

7.4	Term. Each Award Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.5	Exercisability. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events:

(a)	Options Granted to Outside Directors. The vesting and exercisability of an Option granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.

(b)	Early Exercise. An Option Award Agreement may permit the Participant to exercise the Option prior to the time that it has become vested provided that the Shares acquired on exercise will be treated as unvested and subject to a right of repurchase by the Company and any other restrictions that the Board determines appropriate as set forth in the Award Agreement.

7.6	Transferability of Options. During a Participant’s lifetime, his or her Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members to the extent permitted by section 260.140.41(c) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.

7.7	Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Each Award Agreement shall provide the Participant with the right to exercise the Option following the Participant’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term). If the Participant’s Service is terminated for Cause, the Option Award Agreement may provide that the Participant’s right to exercise the Option terminates immediately on the effective date of the Participant’s termination. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Participant’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.8	No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 11.

7.9	Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such Option; provided, however, that a modification which may cause an ISO to become an NSO shall not be treated as materially impairing a Participant’s rights or increasing a Participant’s obligations under an Award.

SECTION 8.      STOCK APPRECIATION RIGHTS.

8.1	Stock Appreciation Right Award. Subject to the terms of the Plan, the Board may grant Stock Appreciation Rights to Participants in such amounts as the Board, in its sole discretion, may determine. Each grant of a Stock Appreciation Right under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. The Stock Appreciation Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Appreciation Right Award Agreements entered into under the Plan need not be identical.

8.2	Number of Shares. Each Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

8.3	Exercise Price. Each Award Agreement shall specify the Exercise Price of the SAR. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

8.4	Term. Each Award Agreement shall specify the term of the SAR. The term of a SAR shall in no event exceed ten (10) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

8.5	Exercisability. Each Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided, however, that no SAR shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement. The Board in its sole discretion shall determine when all or any installment of a SAR is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events. The vesting and exercisability of a SAR granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control. SARs may be awarded in combination with Options, and such Awards may provide that the SARs will not be exercisable unless the related Options are forfeited.

8.6	Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Board shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

8.7	Transferability of SARs. During a Participant’s lifetime, his or her SARs shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, a SAR may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members to the extent permitted by section 260.140.41(c) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.

8.8	Exercise of SARs on Termination of Service. Each SAR shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s Service. Each Award Agreement shall provide the Participant with the right to exercise the SAR following the Participant’s termination of Service during the SAR term, to the extent the SAR was vested upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the SAR term). If the Participant’s Service is terminated for Cause, the SAR Award Agreement may provide that the Participant’s right to exercise the SAR terminates immediately on the effective date of the Participant’s termination. To the extent the SAR was not vested upon termination of Service, the SAR shall terminate when the Participant’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.9	No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the SAR unless and until such person becomes entitled to receive Shares upon exercise of the SAR. No adjustments shall be made, except as provided in Section 11.

8.10	Modification, Extension and Renewal of SARs. Within the limitations of the Plan, the Board may modify, extend or renew outstanding SARs or may accept the cancellation of outstanding SARs (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such SAR.

SECTION 9.      RESTRICTED STOCK UNITS AND OTHER STOCK AWARDS.

9.1	Restricted Stock Unit Award. Subject to the terms of the Plan, the Board may grant Restricted Stock Units to Participants in such amounts as the Board, in its sole discretion, may determine. Each Award of Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and any other terms and conditions imposed by the Board, as set forth in the Award Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.

9.2	Number of Shares; Payment. Each Restricted Stock Unit Award Agreement shall specify the number of Shares that are subject to the Award and shall provide for the adjustment of such number in accordance with Section 11. Unless otherwise provided in the Award Agreement, no consideration other than services shall be required of the Participant for a Restricted Stock Unit Award.

9.3	Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. The Board may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Award shall become vested in the event that a Change in Control occurs with respect to the Company. The vesting of a Restricted Stock Unit Award granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.

9.4	Settlement of Restricted Stock Units. Unless otherwise provided in the Award Agreement, Restricted Stock Units shall be settled when they vest. The Award Agreement may provide that settlement may be deferred to any later date, provided that the terms of such deferral satisfy the requirements of section 409A of the Code. Settlement of the Restricted Stock Units may be made in the form of cash or whole Shares or a combination thereof, as determined by the Board in its sole discretion.

9.5	Transfer Restrictions. Unless otherwise provided in the Award Agreement, Restricted Stock Units may not be transferred other than by beneficiary designation, will or the laws of descent and distribution.

9.6	No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no voting, dividend or other rights as a stockholder with respect to any Shares covered by a Restricted Stock Unit Award until such person receives such Shares upon settlement of the Award. Unless the Award Agreement provides otherwise, the Participant shall have no right to be credited with amounts equal to dividends paid on Shares subject to the Restricted Stock Unit Award. A Participant shall have no rights under a Restricted Stock Unit Award other than those of a general creditor of the Company.

9.7	Other Stock Awards. The Board may grant other forms of Award under the Plan that are based in whole or in part on Stock or the value thereof. Subject to the provisions of the Plan, the Board shall have authority in its sole discretion to determine the terms and conditions of such Other Stock Awards, including the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Awards.

SECTION 10.   PAYMENT FOR SHARES.

10.1	General. The entire Purchase Price of Shares or Exercise Price of Options issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 10, to the extent provided under Applicable Law.

10.2	Surrender of Stock. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part by surrendering (in good form for transfer), or attesting to ownership of, Shares which have already been owned by the Participant; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Award for financial reporting purposes. Such Shares shall be valued at their Fair Market Value on the date of surrender.

10.3	Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past or future services rendered to the Company, a Parent or Subsidiary.

10.4	Promissory Notes. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a full-recourse promissory note executed by the Participant. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Participant is a Consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the stock certificate(s) representing such Shares be released to the Participant until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

10.5	Exercise/Sale. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

10.6	Exercise/Pledge. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

10.7	Net Exercise. To the extent permitted by the Board in its sole discretion, payment of the Exercise Price may be made by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or other form of payment permitted under the Option Award Agreement.

10.8	Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 11.   ADJUSTMENT OF SHARES.

11.1	General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to the following: (i) the number and class of Shares available for future Awards under Section 5; (ii) the number and class of Shares covered by each outstanding Award; (iii) the Exercise Price under each outstanding Award; and (iv) the price of Shares subject to the Company’s right of repurchase; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board.

11.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3	Mergers, Consolidations and Other Corporate Transactions. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, or in the event of such other corporate transaction, such as a separation or reorganization, outstanding Awards shall be subject to the agreement of merger, consolidation, sale or other corporate transaction, in each case without the Participant’s consent. Subject to compliance with Section 409A of the Code, such agreement may provide, without limitation, for one or more of the following: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption, in whole or in part, of the outstanding Awards by the surviving corporation or a successor entity or its parent; (iii) the substitution, in whole or in part, by the surviving corporation or a successor entity or its parent of its own awards for such outstanding Awards; (iv) exercisability and settlement, in whole or in part, of outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of the transaction; or (v) settlement of the intrinsic value of the outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement, with payment made in cash or cash equivalents or property (including cash or property subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment). For avoidance of doubt, the value of any property, including the value of property provided in settlement of an Award, shall be determined by the Committee and, to extent permitted under Section 409A of the Code, the settlement of an Award may provide for payment to be made on a delayed basis and/or contingent basis in recognition of and a reflection of escrows, earn-outs, or other limitations, conditions, contingencies or holdbacks applicable to holders of Stock in connection with the transaction. Any acceleration of payment of an amount that is subject to section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

11.4	Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.5	Buyout Provisions. The Board may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted, or (b) authorize a Participant to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Board shall establish.

SECTION 12.   REPURCHASE RIGHTS AND TRANSFER RESTRICTIONS.

12.1	Company’s Right to Repurchase Shares. Shares acquired through an Award shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Award Agreement and, unless otherwise provided in the Award Agreement, shall apply to any dividends paid with respect to such Shares. Such restrictions shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

SECTION 13.   WITHHOLDING AND OTHER TAXES.

13.1	General. A Participant or his or her successor shall pay, or make arrangements satisfactory to the Board for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan if such obligations are not timely satisfied.

13.2	Share Withholding. The Board may permit a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold all or a portion of any Shares that would otherwise be issued to him or her upon exercise or settlement of an Award, or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may a Participant surrender Shares in excess of the legally required minimum tax withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

13.3	Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Participant’s withholding obligation by cashless exercise or pledge.

13.4	Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

13.5	Employer Fringe Benefit Taxes. To the extent permitted by applicable federal, state, local and foreign law, a Participant shall be liable for any fringe benefit tax that may be payable by the Company and/or the Participant’s employer in connection with any award granted to the Participant under the Plan, which the Company and/or employer may collect by any reasonable method established by the Company and/or employer.

13.6	Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of section 409A of the Code shall be subject to such additional rules and requirements as specified by the Board from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of section 409A) to a Participant who is then considered a “specified employee” (within the meaning of section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent the Award from being subject to interest, penalties and/or additional tax imposed pursuant to section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by section 409A. The provisions of the Plan and each Award Agreement are intended to comply with or be exempt from the provisions of section 409A and shall be interpreted in a manner consistent therewith. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, the Board may in its sole discretion (but without any obligation to do so) amend the terms of any Award to the extent it determines necessary to comply with section 409A.

SECTION 14.   LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 15.   NO RETENTION RIGHTS.

No provision of the Plan, or any Award granted under the Plan, shall be construed to give any Participant any right to become an Employee or other Service provider, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or Subsidiary to whom the Participant provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause.

SECTION 16.   DURATION AND AMENDMENTS.

16.1	Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. The Plan shall terminate automatically ten (10) years after the later of (i) its adoption by the Board, or (ii) the most recent increase in the number of Shares reserved under Section 5 (other than pursuant to Section 11) that was approved by stockholders on or within twelve (12) months after the Board’s approval of such increase. The Plan may be terminated on any earlier date pursuant to Section 16.2 below.

16.2	Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 11) or (ii) materially changes the class of persons who are eligible for the grant of Awards.

16.3	Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of an Award granted prior to such termination. Except as otherwise permitted by the Plan or an Award Agreement or as required to comply with any applicable law, regulation or rule, the termination of the Plan, or any amendment thereof, shall not have a material adverse effect on any Award previously granted under the Plan without the holder’s consent; provided, however, that an amendment which may cause an ISO to become an NSO shall not be treated as having a material adverse effect on an Award.

SECTION 17.   EXECUTION.

To record the adoption of the Plan by the Board on January 9, 2017, effective on such date, the Company has caused its authorized officer to execute the same.

[signature page follows]

FTC SOLAR, INC.

By	/s/ David Springer
David Springer, CEO

Signature Page to Stock Incentive Plan of FTC Solar, Inc.

FIRST AMENDMENT TO THE FTC SOLAR, INC. 2017 STOCK INCENTIVE PLAN

WHEREAS, the board of directors of FTC Solar, Inc. (the “Board”) has approved amending the FTC Solar, Inc. 2017 Stock Incentive Plan, as amended from time to time (the “2017 Plan”) to increase the authorized share limit under the 2017 Plan.

NOW, THEREFORE, RESOLVED that Section 5.1 of the Plan (Share Limit) is hereby amended to read as follows: “Subject to Section 11, the aggregate number of Shares which may be issued under the Plan shall be One Million Seven Hundred Seventy-Five Thousand (1,775,000) Shares (the “Authorized Share Limit”),” including shares subject to awards granted prior to the date hereof.

SECOND AMENDMENT TO THE FTC SOLAR, INC. 2017 STOCK INCENTIVE PLAN

WHEREAS, FTC Solar, Inc., a Delaware corporation (the “Company”) has established the FTC Solar, Inc. 2017 Stock Incentive Plan (the “2017 Plan”); and

WHEREAS, One Million Seven Hundred Seventy-Five Thousand (1,775,000) shares were previously reserved for issuance under the 2017 Plan; and

WHEREAS, the Company desires to amend the 2017 Plan to increase the authorized share limit under the 2017 Plan.

NOW, THEREFORE, pursuant to the amendment authority provided in Section 16.2 thereof, the 2017 Plan is hereby amended as set forth below.

1.          Amendment.  The first sentence of Section 5.1 of the Plan (Share Limit) is hereby amended to read as follows:

 “Subject to Section 11, the aggregate number of Shares which may be issued under the Plan shall be Two Million Nine Hundred Seventy-Five Thousand and Eighty (2,975,080) Shares (the “Authorized Share Limit”),” including shares subject to awards granted prior to the date hereof.

2.          Effect on 2017 Plan.  Except as expressly amended hereby, the 2017 Plan shall remain unchanged and in full force and effect.

3.          Effective Date.  The effective date of this amendment shall be the date on which it is adopted by the Board of Directors of the Company, subject to the approval of the stockholders of the Company.

THIRD AMENDMENT TO THE FTC SOLAR, INC. 2017 STOCK INCENTIVE PLAN

WHEREAS, FTC Solar, Inc., a Delaware corporation (the “Company”) has established the FTC Solar, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Plan”); and

WHEREAS, Two Million Nine Hundred Seventy-Five Thousand and Eighty (2,975,080) shares were previously reserved for issuance under the 2017 Plan pursuant to the increase of 1,000,000 shares to the initial share reserve of 775,000 shares by Amendment No. 1 and the increase of 1,200,080 shares by Amendment No. 2, each of which has been approved by the stockholders of the Company; and

WHEREAS, the Company desires to amend the 2017 Plan to increase the authorized share limit under the 2017 Plan.

NOW, THEREFORE, pursuant to the amendment authority provided in Section 16.2 thereof, the 2017 Plan is hereby amended as set forth below.

1.          Amendment.  The first sentence of Section 5.1 of the Plan (Share Limit) is hereby amended to read as follows:

 “Subject to Section 11, the aggregate number of Shares which may be issued under the Plan shall be Two Million Nine Hundred Ninety-Three Thousand and Eighty (2,993,080) Shares (the “Authorized Share Limit”), including shares subject to awards granted prior to the date hereof.”

2.          Effect on 2017 Plan.  Except as expressly amended hereby, the 2017 Plan shall remain unchanged and in full force and effect.

3.          Effective Date.  The effective date of this amendment shall be the date on which it is adopted by the Board of Directors of the Company, subject to the approval of the stockholders of the Company.

FOURTH AMENDMENT TO THE FTC SOLAR, INC. 2017 STOCK INCENTIVE PLAN

Increase in Share Reserve

WHEREAS, FTC Solar, Inc., a Delaware corporation (the “Company”) has established the FTC Solar, Inc. 2017 Stock Incentive Plan, as amended from time to time (the “2017 Plan”); and

WHEREAS, 2,993,080 shares were previously reserved for issuance under the 2017 Plan; and

WHEREAS, the Company desires to amend the 2017 Plan to increase the authorized share limit under the 2017 Plan by a total of 133,132 shares.

NOW, THEREFORE, pursuant to the amendment authority provided in Section 16.2 thereof, the 2017 Plan is hereby amended as set forth below.

1.	Amendment. The first sentence of Section 5.1 of the Plan (Share Limit) is hereby amended to read as follows:

2.
“Subject to Section 11, the aggregate number of Shares which may be issued under the Plan shall be Three Million One Hundred Twenty-Six Thousand Two Hundred and Twelve (3,126,212) Shares (the “Authorized Share Limit”), including shares subject to awards granted prior to the date hereof.

3.	Effect on 2017 Plan. Except as expressly amended hereby, the 2017 Plan shall remain unchanged and in full force and effect.

4.	Effective Date. The effective date of this amendment shall be April 5, 2021, subject to the approval of the stockholders of the Company.

Approval of Change in Control Treatment

WHEREAS, the Company desires to conform the treatment of outstanding awards under the 2017 Plan upon the occurrence of a change in control of the Company to the treatment set forth in the Company’s 2021 Stock Incentive Plan.

NOW, THEREFORE, pursuant to the amendment authority provided in Section 16.2 thereof, the 2017 Plan is hereby amended, effective immediately, as set forth below.

1.	Section 2.5 (Change in Control) is hereby amended to read as follows:

“Change in Control” means, unless otherwise defined in an Award Agreement, an event set forth in any one of the following paragraphs shall have occurred:

(i)          any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (ii) below;

(ii)          there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(iii)          the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof; or

(iv)          the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.
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Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

2.	Section 18 (Change in Control) is hereby added to read as follows:

Except as provided in the applicable Award Agreement, and except in any case where more favorable treatment is provided for in the Plan, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for good reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(i)	any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(ii)          the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at target performance levels.

For purposes of this Section 18, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the administrator, in its sole discretion, pursuant to Section 11 hereof).

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FIFTH AMENDMENT TO THE FTC SOLAR, INC. 2017 STOCK INCENTIVE PLAN

Increase in Share Reserve

WHEREAS, FTC Solar, Inc., a Delaware corporation (the “Company”) has established the FTC Solar, Inc. 2017 Stock Incentive Plan, as amended from time to time (the “2017 Plan”); and

WHEREAS, 3,126,212 shares were previously reserved for issuance under the 2017 Plan; and

WHEREAS, the Company desires to amend the 2017 Plan to increase the authorized share limit under the 2017 Plan by a total of 72,500 shares.

NOW, THEREFORE, pursuant to the amendment authority provided in Section 16.2 thereof, the 2017 Plan is hereby amended as set forth below.

1.	Amendment. The first sentence of Section 5.1 of the Plan (Share Limit) is hereby amended to read as follows:

2.
“Subject to Section 11, the aggregate number of Shares which may be issued under the Plan shall be Three Million One Hundred Ninety-Eight Thousand Seven Hundred and Twelve (3,198,712) Shares (the “Authorized Share Limit”), including shares subject to awards granted prior to the date hereof.

3.	Effect on 2017 Plan. Except as expressly amended hereby, the 2017 Plan shall remain unchanged and in full force and effect.

4.	Effective Date. The effective date of this amendment shall be April 13, 2021, subject to the approval of the stockholders of the Company.

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